UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2012

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 Other Events

On August 2, 2012, Chanticleer Holdings, Inc. issued a press release announcing that the 2,444,450 Units (NASDAQ: HOTRU), each unit consisting of one share of common stock and one warrant, from its secondary offering will cease trading as of the closing of the markets on August 2, 2012. Commencing Friday, August 3, 2012, the 2,444,450 shares of common stock and 2,444,450 warrants will be quoted separately. The common shares will trade under the symbol “HOTR” with the warrants trading under the symbol “HOTRW”. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.00. Beginning August 3, 2012 the warrants are exercisable any time until their expiration on June 21, 2017. The warrants will be redeemable at the Company’s option for $0.01 per warrant upon 30 days’ prior written notice beginning December 21, 2012, provided that the Company’s common stock has closed at a volume weighted average price of at least $7.75 per share for at least twenty (20) consecutive trading days.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated August2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2012
Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Title:	Chief Executive Officer